EXHIBIT 10 (t)

                            THE DOCUMENT COMPANY
                                   XEROX



                      FORM OF SALARY CONTINUANCE AGREEMENT



The following information summarizes the arrangements for your retirement from Xerox Corporation (the Company).

Last day of active employment:  To be determined by the Chief Executive Officer
Salary Continuance:             12 [24] months
Salary Continuance Amount:      $xxxxxxx per month or, if greater, monthly
                                salary rate on last day of employment
Retirement Date:                Day following end of Salary Continuance

Notwithstanding anything else contained in this letter if you engage in Detrimental Activity as defined in the attached Exhibit the consequences set forth therein shall apply.

Summarized below are the relevant provisions that apply to your long-term incentive awards, profit sharing and savings accounts, pension benefits, life insurance benefits and other benefits arrangements. In case of inconsistencies between this summary and the relevant plan, the terms of the plan will govern.

STOCK AWARDS

Stock grants (including stock options) awarded to you prior to the commencement of salary continuance shall continue to vest and/or remain exercisable per the terms of the awards and the relevant plans. You will not be eligible for additional stock awards during salary continuation.

PROFIT SHARING AND SAVINGS ACCOUNT

As you know, under relevant plan provisions, you have choices available regarding the continued investment of your account balances and the time and form of distribution. Please refer to You and Xerox: Wealthwise for a description. A calculation of your account balances will be completed at the end of your salary continuance period at which time you will have the opportunity to elect how and when the proceeds will be distributed.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

At separation, your ESOP account can be taken as cash, in stock, or rolled over to the Xerox 401(k) savings plan. A determination of your final plan benefit will be made at the end of salary continuance period.

PENSION BENEFITS

Effective on your retirement date, you will become a retiree of Xerox. As a retiree, you will receive pension benefits accrued in the Retirement Income Guarantee Plan (RIGP). In addition to your vested RIGP benefit, depending on your age on your retirement date, you may be eligible to receive a benefit under the Supplemental Executive Retirement Plan (SERP), which as you know, will allow you to begin to receive retirement income benefits unreduced for commencement prior to attainment of age 65 and will be offset by your RIGP benefits. If you are eligible, this benefit will commence on your retirement date, and will be paid in monthly installments reflecting your survivor election. This benefit is unfunded and is not tax qualified. This means you are an unsecured general creditor of the Company with respect to this benefit. A determination of your benefit will be made at retirement. We can prepare an estimate prior to that time if you so desire.

MEDICAL BENEFITS

As a retiree, you will receive medical coverage under Xerox Retiree Flex as it is in effect from time to time. This program will include, among other things, coordination of benefits if you are covered by more than one plan including Medicare. As you get closer to your retirement date, an information package will be sent to you from our medical insurance partner.

BONUS

You will be eligible to receive a cash bonus and/or other cash award earned for any year in which you are actively employed. If earned, any such cash awards will be prorated based on the number of months of active employment during the year.

LIFE INSURANCE

Your Contributory Life Insurance coverage of $xxxxxxx will continue during your salary continuance period. During this period, both you and the Company will continue to share in the cost of premiums according to the original plan agreement. In the event of your death during salary continuance, salary would cease and your beneficiaries will, subject to applicable plan provisions, receive the proceeds of your life insurance coverage. Upon termination, the Company will recover its cumulative premiums paid into the Contributory Life Insurance Plan, plus an amount for administrative expenses as stated in the Plan Agreement. At that time you will become sole owner of the policy along with any remaining cash value, with the option to continue the coverage at your own expense.

OTHER ARRANGEMENTS

You will relinquish your position as a Director and Officer of Xerox Corporation and as a director and officer of any subsidiary company when your active employment ends.

You will be paid for any accrued and unused vacation upon commencement of salary continuance. You will not accrue any further vacation during salary continuance.

Your company financial counseling and tax preparation programs will be continued through the end of the year in which your active employment ends.

You will not be entitled to any future Executive Expense Allowance payments while on salary continuance.

You will not be eligible to receive long-term incentive awards while on salary continuation. You will be eligible for your physical under the Executive Physical program for any year during which you are actively employed.

INDEMNITY

You will be entitled to be indemnified with respect to all periods of your service as a director or officer of the Company or any of its subsidiaries in accordance with 1) the provisions of Sections 721 through 725 of the Business Corporation Law of the State of New York and provisions of California Labor Code Section 2802 2) Section 2 of Article VIII of the by-laws of the Company as in effect on the date of commencement of salary continuance and 3) the Company directors and officers liability insurance policies with Federal Insurance Company, National Union Fire Insurance Company of Pittsburgh P.A., Reliance Insurance Company, Chubb Atlantic Ltd., Gulf Insurance Company and A.C.E. Insurance, Ltd., or any replacement or substitute thereof or any addition thereto.

RELEASE

This salary continuance payments provided for in this letter shall not become effective until you execute and deliver to the Company the release in the form attached immediately prior to the scheduled commencement thereof.

COOPERATION IN LITIGATION

You will cooperate fully with the Company and its counsel in any litigation that arises out of or is related to your service with the Company or any of its subsidiaries, or in which you are named as a party. That cooperation includes making yourself available for reasonable periods of time upon reasonable notice for consultation with the Company's counsel in any such litigation and to testify in such litigation.

At the appropriate time, a representative of Xerox Corporation will contact you regarding your resignation as a Corporate Officer.

Sincerely,



________________________
[Chief Executive Officer]





AGREED AND ACCEPTED

_________________________
[Employee Name]

Date:




                          Exhibit to Letter Agreement

                       Engagement in Detrimental Activity


Definition of Detrimental Activity

"Detrimental Activity" shall mean:

(1) Employment as an employee of, or services provided as a consultant to, another firm or corporation (other than the Company or an affiliate) that is a direct competitor of the Company in any business in which the Company is presently engaged or in which the Company as of the date of the letter to which this Exhibit is attached ("Letter Agreement") may reasonably be expected to engage in the future, or is or may become such a competitor indirectly through a partnership, joint venture or other business arrangement with, or as a supplier or consultant to, such a direct competitor ("Competitor"), unless the Company has previously advised in writing that in its reasonable judgment such other firm or corporation is not a Competitor (the Company will provide notice upon request as to the competitive nature of a prospective employer); or

(2) Disclosure of confidential or proprietary business information of the Company;

(3) The making of any derogatory or disparaging statements about the Company, its management or its business;

(4) Violation of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company's Business Ethics Policy;

(5) Any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company;

(6) Conviction of, or entry of a guilty plea with respect to, a crime, whether or not connected with the Company; or

(7) Engagement in any other conduct or act determined by the Company to be injurious, detrimental or prejudicial to any interest of the Company and, therefore, to constitute an act of disloyalty towards the Company.

Consequences of Engagement in Detrimental Activity

If the executive who is a party to the Letter Agreement engages in any Detrimental Activity any salary continuance provided for therein shall not become payable or shall immediately terminate if payments have started, employment with the Company will terminate and any benefits described in the Letter Agreement, or otherwise, that are dependent upon continued employment, including without limitation, continued vesting of benefits and determination of years of service will also terminate.

If the executive who is a party to the Letter Agreement engages in Detrimental Activity, that in the Company's sole discretion constitutes an act of disloyalty towards the Company either before becoming entitled to salary continuance or after commencement of salary continuance payments, as the case may be, in accordance with the Letter Agreement, the following additional consequences shall apply:

(a) Any outstanding award under the 1991 Long-term Incentive Plan (including LEEP awards), the 1998 Employee Stock Option Plan, or pursuant to any bonus or retention plans or programs ("Awards") shall be cancelled and be of no further force or effect;

(b) Any payment of salary continuance or exercise, payment or delivery of an Award within six months prior to such Detrimental Activity may be rescinded at the sole discretion of the Company. In the event of any such rescission, the executive shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required amount owed to you by the Company; and

(c) Any unfunded retirement benefits including, without limitation, under the Unfunded Retirement Income Guarantee Plan and the Supplementary Executive Retirement Plan, shall be forfeited.




                                THE DOCUMENT COMPANY
                                       XEROX


                                  GENERAL RELEASE


(1) In consideration of Xerox's agreement to provide salary continuance and other benefits as set forth in the letter agreement dated June 13, 2001, attached hereto and incorporated herein, and other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, I, [Employee Name] release Xerox and its employees, directors, officers, agents, stockholders, subsidiaries, affiliates, successors and assigns, and the Xerox employee benefits plans in which I am now or have been a participant and their trustees, administrators, successors, assigns, agents and, employees (the "Releasees"), from any and all claims of any kind, known or unknown, which I now have or may have against the Releasees by reason of facts which have occurred prior to the date of this Release. Such released claims include, without limitation, any and all claims of age discrimination under the Age Discrimination in Employment Act of 1967, the Older Workers' Benefits Protection Act of 1990, any claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866, 1870, 1871 and 1991, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Fair Labor Standards Act of 1938, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act of 1989, the Uniformed Services Reemployment Rights Act of 1994, and the Vietnam Era Veteran's Readjustment Assistance Act of 1974 (all as amended), and the laws of the state(s) where I am employed and reside, including by example and not limitation the state fair employment practices law(s) or any other federal, state or local statute or regulation regarding employment or discrimination in employment, as well as any and all claims arising out of, based upon or relating to the hire, offer of employment by Releasees, employment contract, if any, between myself and Releasees, any representations or commitments made by the Releasees regarding future employment, remuneration, promotion, discipline, termination from employment, or benefits payable by Releasees to me including but not limited to any and all claims under State contract or tort law such as breach of the implied covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress and defamation, all claims for punitive or compensatory damages, costs or attorneys fees, and any and all claims I have, against Xerox based upon its employee relocation policy.

(2) I acknowledge and agree that the consideration set forth in this Release is in addition to anything of value to which I am otherwise entitled by law and Xerox policy.

(3) I understand and agree that this Release and Releasees' agreement to provide consideration as set forth above are not intended and should not be construed, in any way, as an admission by Releasees of wrongdoing or liability.

(4) I agree that I will not file or pursue any charge, claim or action with any government agency or any court against the Releasees based upon any event or occurrence which took place prior to the date of this Release. However, I understand that nothing set forth in this Release shall be construed as a condition precedent, penalty or other limitation of my right to file a charge or complaint with, or participate in an investigation or proceeding conducted by, the EEOC or any comparable state agency.

(5) I agree that if I act contrary to the representations and obligations set forth in this Release, I shall repay to Xerox upon demand any and all moneys paid to me by Xerox in consideration of this release. Moreover, if I act contrary to paragraph 4 of this Release, I agree to pay all costs and expenses of defending the charge, claim or action incurred by Releasees, including reasonable attorneys fees.

(6) Should any provision of this Release, with the exception of paragraph I, be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement. Should paragraph I be declared or be determined by any court to be illegal or invalid, the purpose of this entire Agreement shall be deemed to have failed and I shall return all consideration paid by Xerox hereunder.

(7) I agree to treat the existence and substance of this Release as Confidential and shall not disclose it to other persons within or outside the Releasees except as required by law.

(8) I understand and acknowledge that for a period of one year following my separation from service with Xerox, I will not be eligible for rehire as an employee, or retention as a contract worker or consultant.

(9) The undersigned and the Company agree that this release shall not release the payments, benefits and other provisions contained in the attached letter agreement between the undersigned and the Company.

(10) I acknowledge that I have been advised by Xerox as follows:

-- TO CONSULT WITH AN ATTORNEY OF MY CHOOSING TO COUNSEL ME AS TO MY RIGHTS BEFORE I SIGN THIS RELEASE;
-- TO TAKE SUFFICIENT TIME TO DECIDE WHETHER TO SIGN THIS RELEASE. I HAVE 21 DAYS FROM THE DATE THIS RELEASE IS PROVIDED TO ME TO CONSIDER IT BEFORE I SIGN AND RETURN IT TO XEROX;
--  THAT EVEN AFTER I SIGN AND RETURN THIS RELEASE TO XEROX, I WILL HAVE
    7 DAYS THEREAFTER TO CHANGE MY MIND AND REVOKE MY RELEASE BY ASKING XEROX FOR ITS RETURN.

(11) I understand and agree that this release waives all claims I may have at the time I sign it, including claims I do not then know about or suspect. I further understand and acknowledge that California Civil Code, Section 1542 provides: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive any rights I may have under that Code section, if applicable, or any other similar state or federal statute or common law principle of similar effect.

Date release provided to employee:

Date Signed and Returned to Xerox: ____________________, _____
                                  (To be filled in by employee)


By:  _______________________
    (Employee Signature)

XEROX CORPORATION

By:  ____________________
    [Title]